Exhibit 99.4

OneMedNet Completes Business Combination with Data Knights Acquisition Corp. to Become a Publicly Traded Company

OneMedNet Common Stock to Trade on Nasdaq Under Ticker “ONMD” Today, Wednesday, November 8, 2023

OneMedNet to Fully Embark on its Growth Strategy as it Spearheads the Imaging RWD Solution in the $400 Billion Clinical Market

Minneapolis, MN – November 8, 2023, OneMedNet Corporation (“OneMedNet” or the “Company”), the leading curator of regulatory-grade Imaging Real World Data (“RWD”), through its proven OneMedNet iRWD™ solution, today announced that it has completed its previously announced business combination with Data Knights Acquisition Corp. (“Data Knights”). The business combination was approved at a special meeting of Data Knights’ stockholders and the combined company now operates as OneMedNet Corporation (“OneMedNet”). Beginning today, November 8, 2023, OneMedNet’s shares of common stock and warrants will trade on the Nasdaq Stock Exchange under the ticker symbols “ONMD” and “ONMDW”, respectively.

Paul Casey, OneMedNet’s current Chief Executive Officer will continue to lead OneMedNet’s current management team along with Aaron Green, as President, and OneMedNet’s founder, Dr. Jeffrey Yu, as Chairman and Chief Medical Officer.

“Today marks an historic achievement in OneMedNet’s evolution as we become a publicly traded entity,” commented Paul Casey, Chief Executive Officer of OneMedNet. “Reaching this milestone represents a strong step forward for OneMedNet. The finalization of the merger with Data Knights is a direct testament to the diligence and hard work of the collective teams and the continued acknowledgement of OneMedNet’s unique and innovative regulatory grade iRWDTM data solution which supplies the life sciences industry with an actionable component to earlier detection and monitoring in the discovery of therapeutics and treatments. The Company has made significant strides in product and innovation capabilities and formed a solid operating structure required to effectively accelerate our growth strategy, including expanding our network through our active pipeline of partnership opportunities, and expanding OneMedNet’s team to include leading industry talent. The $400 billion market of clinical research and clinical trials is a minimally penetrated greenfield opportunity for the Company and serves as a sustainable and ongoing competitive advantage to accelerate our growth and ultimately unlock value for all of our stakeholders.”

Barry Anderson, Chief Executive Officer of Data Knights added, “We are encouraged to have officially completed the combination with OneMedNet and confident in OneMedNet’s position as the leading curator and the only provider of regulatory grade imaging iRWDTM on demand to drive its growth objectives. We reinforce our conviction of selecting OneMedNet as our partner in the formation of this combined company as its vanguard imaging data technology and diverse pipeline is poised to disrupt and transform healthcare data options for the discovery of impactful treatments in a variety of untreatable chronic illnesses. OneMedNet’s iRWD™ solution is a game-changer for the life sciences industry with a clear trajectory to achieve rapid growth.”

OneMedNet’s innovation solutions connect healthcare providers and patients, offering direct access to clinical images and associated contextual patient record. OneMedNet proved the commercial and regulatory viability of imaging RWD, a promising emerging market, and provides regulatory-grade image-centric RWD that exactly matches OneMedNet’s Life Science Partners’ Case Selection Protocol. With a growing federated network of 200+ healthcare systems and providers, OneMedNet has the immediate ability to search and extensively curate multi-layer data from a Federated group of healthcare facilities quickly and proficiently.

Advisors

ARC Group Ltd. acted as financial advisor and capital markets advisor to Data Knights Acquisition Corp. EF Hutton, a division of Benchmark Investments, LLC is acting as capital markets advisor.

Rimon P.C. acted as legal counsel to OneMedNet Corporation. Nelson Mullins LLP acted as legal counsel to Data Knights Acquisition Corp.

About OneMedNet Corporation

Founded in 2009, OneMedNet provides innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers. Employing its proven OneMedNet iRWD™ solution, OneMedNet securely de-identifies, searches, and curates a data archive locally, bringing a wealth of internal and third-party research opportunities to providers. By leveraging this extensive federated provider network, together with industry leading technology and in-house clinical expertise, OneMedNet successfully meets the most rigorous RWD Life Science requirements. For more information, please visit www.onemednet.com.

About Data Knights Acquisition Corp.

Data Knights Acquisition Corp. is a blank check company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more tech or software businesses or entities.

Safe Harbor Statement

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Investor Contact:

Shannon Devine
MZ Group North America
203-741-8811
ONMD@mzgroup.us

Company Contact:

OneMedNet Corporation
Phone: 800.918.7189

Attn: Paul Casey, CEO
Email: paul.casey@onemednet.com

Source: Data Knights and OneMedNet